Exhibit 32.1

Certifications pursuant to Securities Exchange Act of 1934 Rule 13a-14(b) or 15d-14(b) and 18 U.S.C.

Section 1350, as adopted pursuant to Section 906 of the Sarbanes- Oxley Act of 2002

In connection with the Quarterly Report of Vado Corp. (the “Company”) on Form 10-Q for the quarter ended September 30, 2023, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jason Wulfsohn, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

November 14, 2023	By: /s/ Jason Wulfsohn
Name: Jason Wulfsohn Title: Chief Executive Officer (Principal Executive Officer)

In connection with the Quarterly Report of Vado Corp. (the “Company”) on Form 10-Q for the quarter ended September 30, 2023, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Ryan Carhart, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

November 14, 2023	By: /s/ Ryan Carhart
Name: Ryan Carhart Title: Chief Financial Officer (Principal Financial Officer)